As filed with the Securities and Exchange Commission on November 27, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State of Incorporation)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202
(469) 893-2200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul A. Castanon

Vice President & Deputy General Counsel

TENET HEALTHCARE CORPORATION

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(469) 893-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Barbara L. Becker
Andrew L. Fabens

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

(212) 351-4034

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.05 per share	(1)	(1)	(1)	(2)
Preferred Stock, par value $0.15 per share	(1)	(1)	(1)	(2)
Debt Securities	(1)	(1)	(1)	(2)
Warrants	(1)	(1)	(1)	(2)
Purchase Contracts	(1)	(1)	(1)	(2)
Units	(1)	(1)	(1)	(2)

(1)          An unspecified amount or aggregate initial offering price of securities of each class is being registered as may be offered from time to time at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(2)          Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS

Tenet Healthcare Corporation

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using an “automatic shelf” registration process. This means:

•                  we may offer and sell common stock, preferred stock, debt securities, warrants, purchase contracts or units in any combination from time to time in one offering or multiple offerings (and the preferred stock, debt securities, warrants, purchase contracts and units may be convertible into or exercisable or exchangeable for common stock, preferred stock or other securities); and

•                  we will provide specific information about the terms of the specific securities that we offer and sell in a supplement that also may add, update or change information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Investing in our securities involves risks. We refer you to “Risk Factors” on page 2 of this prospectus and any similar section contained in the applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities.

The securities offered by this prospectus may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Our common stock trades on the New York Stock Exchange under the symbol “THC.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 27, 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act). By using a shelf registration statement, we may sell any amount and combination of the securities described in this prospectus in any combination from time to time in one offering or multiple offerings. Each time we sell securities, we will supplement this prospectus with specific information about the terms of the offering and the securities being offered. Each supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any accompanying prospectus supplement, as well as any free writing prospectus or pricing supplement prepared by us or on our behalf, together with the documents we have incorporated by reference in this prospectus described under the heading “Incorporation by Reference” and the additional information described under the heading “Where You Can Find More Information.”

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in the accompanying prospectus supplement or in any free writing prospectus or pricing supplement we file with the SEC, in addition to the information contained in the documents we refer to under the heading “Incorporation by Reference.” We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf is accurate as of any date other than the respective date on its cover page. Our business, financial condition, results of operations, liquidity and prospects may have subsequently changed.

References in this prospectus to “Tenet,” “we,” “us” and “our” are to Tenet Healthcare Corporation, a Nevada corporation, and its consolidated subsidiaries unless the context otherwise requires.

THE COMPANY

Tenet Healthcare Corporation (together with our subsidiaries, referred to as “Tenet,” the “Company,” “we” or “us”) is an investor-owned health care services company whose subsidiaries and affiliates own and operate acute care hospitals and related health care facilities. At September 30, 2012, our subsidiaries operated 49 hospitals with a total of 13,216 licensed beds, primarily serving urban and suburban communities, as well as 112 free-standing and provider-based outpatient centers. In addition to providing health care services, we also offer revenue cycle management, health care information management and patient communications services, and we own a management services business that provides network development, utilization management, claims processing and contract negotiation services to physician organizations and hospitals that assume managed care risk.

We were incorporated in the State of Nevada in 1975. Our executive offices are located at 1445 Ross Avenue, Suite 1400, Dallas, Texas 75202. Our telephone number is (469) 893-2200. We can be found on the worldwide web at www.tenethealth.com. Information on our website is not part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement, before acquiring any such securities. For more information, see the section entitled “Where You Can Find More Information.” If one or more of the events discussed in these risks factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical or present facts, that address activities, events, outcomes, business strategies and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements represent management’s current belief, based on currently available information, as to the outcome and timing of future events. They involve known and unknown risks, uncertainties and other factors—many of which we are unable to predict or control—that may cause our actual results, performance or achievements, or health care industry results, to be materially different from those expressed or implied by forward-looking statements. Such factors include, but are not limited to, the risks described in Item 1A — Risk Factors in our Annual Report on Form 10-K and the following:

•                  Our ability to identify and execute on measures designed to save or control costs or streamline operations;

•                  Changes in our business strategies or development plans;

•                  Technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care services;

•                  Various factors that may increase supply costs;

•                  The soundness of our investments in marketable securities and other instruments;

•                  Adverse fluctuations in interest rates and other risks related to interest rate swaps or any other hedging activities we undertake;

•                  Our ability to integrate new businesses with our existing operations;

•                  National, regional and local economic and business conditions;

•                  Demographic changes; and

•                  Other factors and risk factors referenced in this report and our other public filings.

When considering forward-looking statements, a reader should keep in mind the risk factors and other cautionary statements included or incorporated by reference in this prospectus and the applicable prospectus supplement. These risks and uncertainties are discussed in detail in Item 1 — Business and Item 1A — Risk Factors in our Annual Report on Form 10-K, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations in Exhibit 99.1 to our Current Report on Form 8-K filed on October 1, 2012 and elsewhere in other reports we file with the SEC, which are incorporated by reference herein. You may obtain copies of these documents as described under “Where You Can Find More Information” below. Should one or more risks and uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We specifically disclaim any obligation to update any information contained in a forward-looking statement or any forward-looking statement in its entirety and, therefore, disclaim any resulting liability for potentially related damages. All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

SELECTED FINANCIAL DATA

The following tables present selected historical consolidated financial data for Tenet Healthcare Corporation and its wholly owned and majority-owned subsidiaries.  The consolidated statements of operations and consolidated statements of cash flow data for the years ended December 31, 2011, 2010 and 2009 and the consolidated balance sheet data as of December 31, 2011 and 2010 have been derived from our audited consolidated financial statements, which are included in our Current Report on Form 8-K filed on October 1, 2012, which is incorporated by reference in this prospectus, except for basic earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders from continuing operations and diluted earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders from continuing operations, which have been updated as a result of a reverse stock split.

The consolidated operating results for the years ended December 31, 2008 and 2007 have been derived from unaudited consolidated financial information not included or incorporated by reference in this prospectus, except for basic earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders from continuing operations and diluted earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders from continuing operations which have been updated as a result of a reverse stock split. All periods presented have been reclassified in accordance with the provisions of Accounting Standards Update (“ASU”) 2011-07, “Health Care Entities (Topic 954): Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities.” The consolidated cash flow data for the years ended December 31, 2008 and 2007 and the consolidated balance sheet data as of December 31, 2009, 2008 and 2007 have been derived from unaudited consolidated financial statements not included or incorporated by reference in this prospectus.

The consolidated operating results and consolidated cash flow data for the nine months ended September 30, 2012 and 2011, and the consolidated balance sheet data as of September 30, 2012, have been derived from our unaudited condensed consolidated financial statements included in our Form 10-Q for the fiscal quarter ended September 30, 2012, which is incorporated by reference in this prospectus.  The consolidated balance sheet data as of September 30, 2011 has been derived from our unaudited condensed consolidated financial statements included in our Form 10-Q for the fiscal quarter ended September 30, 2011, which is not included or incorporated by reference herein. The unaudited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial reporting.  We believe all adjustments, including normal recurring adjustments, considered necessary for a fair presentation of the results of the interim periods have been included.

The following information should be read in conjunction with the information under the caption “Risk Factors” contained herein and incorporated by reference herein from our Annual Report.  The following information should also be used in conjunction with the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, both included in our Current Report on Form 8-K filed on October 1, 2012, and both included in our Form 10-Q for the fiscal quarter ended September 30, 2012, each of which has been incorporated by reference in this prospectus.

The operating results data presented below are not necessarily indicative of our future results of operations. Reasons for this include, but are not limited to: overall revenue and cost trends, particularly the timing and magnitude of price changes; fluctuations in contractual allowances and cost report and commercial contract settlements and valuation allowances; managed care contract negotiations, settlements or terminations and payer consolidations; changes in Medicare and Medicaid regulations; Medicaid funding levels set by the states in which we operate; the timing of approval by the Centers for Medicare & Medicaid Services of Medicaid provider fee revenue programs; trends in patient accounts receivable collectability and associated provisions for doubtful accounts; fluctuations in interest rates; levels of malpractice insurance expense and settlement trends; the timing of when we meet the criteria to recognize electronic health record incentives; impairment of long-lived assets and goodwill; restructuring charges; losses, costs and insurance recoveries related to natural disasters; litigation and investigation costs; acquisitions and dispositions of facilities and other assets; income tax rates and deferred tax asset valuation allowance activity; changes in estimates of accruals for annual incentive compensation; the timing and amounts of stock option and restricted stock unit grants to employees and directors; gains or losses from early extinguishment of debt; and changes in occupancy levels and patient volumes. Factors that affect patient volumes and, thereby, our results of operations at our hospitals and related health care facilities include, but are not limited to: the business environment, economic conditions and demographics of local communities; the number of uninsured and underinsured individuals in local communities treated at our hospitals; seasonal cycles of illness; climate and weather conditions; physician recruitment, retention and attrition; advances in technology and treatments that reduce length of stay; local health care competitors; managed care contract negotiations or terminations; any unfavorable publicity about us, which impacts our relationships with physicians and patients; changes in health care regulation; and the timing of elective procedures. These considerations apply to year-to-year comparisons as well.

OPERATING RESULTS

	Years Ended December 31,								Nine Months Ended September 30,
	2011	2010		2009		2008		2007	2012	2011
	(In Millions, Except Per-Share Amounts)
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$9,371	$8,992		$8,785		$8,368		$7,874	$7,373	$7,018
Less provision for doubtful accounts	717	727		684		618		547	585	536
Net operating revenues	8,654	8,265		8,101		7,750		7,327	6,788	6,482
Operating expenses:
Salaries, wages and benefits	4,015	3,830		3,781		3,707		3,546	3,166	3,001
Supplies	1,548	1,542		1,534		1,477		1,364	1,164	1,167
Other operating expenses, net	2,020	1,857		1,831		1,852		1,781	1,604	1,526
Electronic health record incentives	(55)	—		—		—		—	(13)	(50)
Depreciation and amortization	398	380		373		357		324	314	298
Impairment of long-lived assets and goodwill, and restructuring charges, net	20	10		27		16		36	12	18
Hurricane insurance recoveries, net of costs	—	—		—		—		(3)	—	—
Litigation and investigation costs, net of insurance recoveries	55	12		31		41		12	3	24
Operating income	653	634		524		300		267	538	498
Interest expense	(375)	(424)		(445)		(418)		(419)	(303)	(275)
Gain (loss) from early extinguishment of debt	(117)	(57)		97		—		—	—	—
Investment earnings	3	5		—		22		47	2	3
Net gain on sales of investments	—	—		15		139		—	—	—
Income (loss) from continuing operations, before income taxes	164	158		191		43		(105)	237	226
Income tax benefit (expense)	(61)	977		23		25		59	(90)	(73)
Income (loss) from continuing operations, before discontinued operations	$103	$1,135		$214		$68		$(46)	$147	$153
Basic earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders from continuing operations	$0.58 *	$9.09	*	$1.67	*	$0.54	*	$(0.41)*	$1.25 *	$1.06 *
Diluted earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders from continuing operations	$0.56 *	$8.03	*	$1.63	*	$0.54	*	$(0.41)*	$1.21 *	$1.03 *

* On September 27, 2012, our Board of Directors approved a decrease to the number of authorized shares of our Common Stock by a ratio equal to one-for-four (1:4) (the “Reverse Split Ratio”) and a proportionate decrease, by a ratio equal to the Reverse Split Ratio, to the number of issued and outstanding shares of our Common Stock, each simultaneously effective at 5:00 p.m., Eastern Time, on October 10, 2012. The diluted and basic earnings per share data presented herein have been adjusted to reflect this, as if such change occurred at the beginning of the respective period.  On October 1, 2012, 46,300 shares of our 7% mandatory convertible preferred stock automatically converted to 1,978,633 shares of our Common Stock; such conversion did not have a material effect on our financial condition and as a result pro-forma adjustments for such conversion have not been presented herein.

BALANCE SHEET DATA

	As of December 31,					As of September 30,
	2011	2010	2009	2008	2007	2012	2011
	(In Millions)
Working capital (current assets minus current liabilities)	$542	$586	$689	$760	$512	$655	$497
Total assets	8,462	8,500	7,953	8,174	8,393	8,470	8,293
Long-term debt, net of current portion*	4,294	3,997	4,272	4,778	4,771	4,508	3,966
Total equity	1,492	1,819	697	147	88	1,269	1,761

* On October 16, 2012, we completed a private offering of $500,000,000 in aggregate principal amount of 4.75% senior secured notes due 2020 and $300,000,000 in aggregate principal amount of 6.75% senior unsecured notes due 2020.  On November 1, 2012, we completed a tender offer to purchase for cash any and all of our outstanding 7.375% senior notes due 2013 and $55,305,000 of such notes remains outstanding.

CASH FLOW DATA

	Years Ended December 31,					Nine Months Ended September 30,
	2011	2010	2009	2008	2007	2012	2011
	(In Millions)
Net cash provided by operating activities	$497	$472	$425	$208	$326	$337	$324
Net cash used in investing activities	(503)	(420)	(125)	(274)	(520)	(346)	(324)
Net cash provided by (used in) financing activities	(286)	(337)	(117)	1	(18)	(21)	(220)

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table contains our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred dividends for the periods indicated. In the calculation of these ratios, earnings consist of income before income taxes and noncontrolling interest plus fixed charges. Fixed charges consist of interest expense, including amortization of debt discounts and issuance costs, capitalized interest and the imputed interest component of rental expense. Preferred dividends consist of pre-tax earnings that are required to pay dividends on outstanding preferred securities.

This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation By Reference.”

	Years Ended December 31,					Nine Months Ended September 30,
	2011	2010	2009	2008	2007	2012	2011
	(Dollars in Millions)
Consolidated ratio of earnings to fixed charges	1.4x	1.3x	1.4x	1.1x	—	1.7x	1.7x
Consolidated ratio of earnings to combined fixed charges and preferred dividends	1.3x	1.2x	1.3x	1.1x	—	1.6x	1.6x
Deficiency					$125

USE OF PROCEEDS

Unless otherwise stated in an applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include repayment of debt, repurchases of outstanding shares of common stock, acquisitions, investments, additions to working capital, investments in our subsidiaries and capital expenditures. We may invest funds not required immediately for such purposes in cash and cash equivalents or short-term investments.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings and in any combination, the following securities:

•                  common stock;

•                  preferred stock;

•                  debt securities;

•                  warrants;

•                  purchase contracts to purchase common stock or preferred stock; and

•                  units.

A general description of our common stock and our preferred stock is provided below. A description of the specific terms of any preferred stock, debt securities, warrants, purchase contracts and units that may be offered under this prospectus will be set forth in the applicable prospectus supplement relating to those securities. The terms of the offering of the securities, the initial offering price and the net proceeds to us will also be contained in any applicable prospectus supplement or other offering materials relating to such offer. Such materials may also add, update or change information contained in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each of which is an exhibit to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue up to 262,500,000 shares of common stock, $0.05 par value, under our Amended and Restated Articles of Incorporation, as modified by the Certificate of Change pursuant to Nevada Revised Statutes 78.209, effective as of October 10, 2012. As of October 31, 2012, there were 106,475,474 shares of common stock outstanding.

Article II of our Amended and Restated Bylaws provides that holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Holders of common stock are not entitled to cumulative voting rights. Article VIII of our Amended and Restated Articles of Incorporation provides that the affirmative vote of a majority of the holders of all outstanding shares, voting together and not by class, shall be required to approve any merger or consolidation or the sale of substantially all of our assets.

Outstanding shares of common stock are not subject to redemption and are nonassessable. From time to time, the Board of Directors may declare, and Tenet may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by the laws of the State of Nevada and the Articles of Incorporation (as the same has been or may be amended from time to time), subject to any contractual restriction to which Tenet is then subject. In the event of a liquidation, dissolution or winding-up of our company, holders of common stock are entitled to share equally and ratably in the assets of our company, if any, remaining after the payment of all debts and liabilities of our company and the liquidation preference of any outstanding preferred stock. The holders of common stock do not have any conversion or subscription rights, and their preemptive rights are limited as provided under Nevada law. The rights, preferences and privileges of holders of common stock are subject to any series of preferred stock that we may issue in the future.

Our common stock trades on the New York Stock Exchange under the symbol “THC.” Our transfer agent and registrar is Computershare.

Preferred Stock

We are authorized to issue up to 2,500,000 shares of preferred stock, $0.15 par value, under our Amended and Restated Articles of Incorporation.  As of October 1, 2012, there were no shares of preferred stock outstanding.

Preferred stock may be issued and reissued from time to time in one or more series. The Board of Directors is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights and terms of redemption (including, without limitation, sinking fund provisions and the redemption price or prices), the liquidation preferences and any other rights, preferences, privileges, attributes or other matters with respect to any wholly unissued series of preferred stock, including the authority (a) to determine the number of shares constituting any such series and the designation thereof, and (b) to increase the number of shares of any series at any time. In the event outstanding shares of any series of preferred stock are reacquired or are not issued, such shares may be designated or redesignated and altered, and issued or reissued by the Board of Directors. The Board of Directors also has such other authority with respect to shares of preferred stock that may be reserved to the Board of Directors by law.

PLAN OF DISTRIBUTION

We may sell the securities from time to time:

•                  to or through one or more underwriters or dealers;

•                  through agents;

•                  directly to one or more purchasers;

•                  through a combination of any of these methods of sale; or

•                  through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and any compensation they will receive from us, in the applicable prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions or forward sale agreements on the securities with third parties. In such event, we may pledge the securities underlying such transactions to the counterparties under such agreements to secure our or their delivery obligations. The counterparties or third parties may also borrow securities from us or third parties and sell such securities in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, we may deliver the securities to the counterparties that, in turn, the counterparties may deliver to us or third parties to close out the open borrowings of the securities. The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement. We may have agreements with any underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make. The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

VALIDITY OF THE SECURITIES

The validity of any securities issued under this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York, and, with respect to matters of Nevada law, by Woodburn and Wedge, Reno, Nevada.

Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K dated October 1, 2012, and the effectiveness of Tenet Healthcare Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include explanatory paragraphs referring to the adoption of the requirements of accounting guidance related to the presentation of the provision for doubtful accounts in the consolidated statements of operations, effective December 31, 2011 and the retrospective adjustment as a result of a change in the Company’s reportable business segments and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

You can learn more about the financial and operational results of Tenet by reading the annual, quarterly and current reports and other information we file with the SEC.  You may read and copy any document Tenet files at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Tenet’s SEC filings are also available to you at the SEC’s web site at http://www.sec.gov.

We “incorporate by reference” certain information in this prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the SEC, which are considered part of this prospectus.  Information that we file later with the SEC will automatically update and supersede the previously filed information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or l5(d) of the Exchange Act until the offering has been completed, other than any information contained in such filings that has been furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit:

•                  Annual Report on Form 10-K for the year ended December 31, 2011 (excluding Items 6, 7 and 8 of Part II thereof);

•                  Quarterly Reports on Form 10-Q for the quarters ended March 31 (excluding Items 1 and 2 of Part I thereof), June 30, and September 30, 2012; and

•                  Current Reports on Form 8-K filed with the SEC on March 14, 2012 (Item 5.02 only), March 30, 2012, April 26, 2012 (Item 8.01 only), May 4, 2012, and May 11, 2012, September 11, 2012, October 1, 2012, (relating to the recast of our Annual Report on Form 10-K for the year ended December 31, 2011), October 1, 2012 (relating to the recast of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012), October 2, 2012 (Item 8.01 only), October 11, 2012 and October 16, 2012.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may request copies of the above-referenced filings at no cost, by writing or telephoning Tenet’s principal executive offices at the following address:

Tenet Healthcare Corporation
1445 Ross Avenue, Suite 1400
Dallas, Texas 75202
(469) 893-2200

Attn: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby:

SEC registration fee	$(1)
Fees and expenses of the trustee	(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
TOTAL	$(2)

(1)              Deferred in reliance on Rule 456(b) and Rule 457(r).

(2)              Cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers

Under Section 78.7502(1) of the Nevada Revised Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a Nevada corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The Registrant’s Amended and Restated Articles of Incorporation provide that no director or officer of the Registrant shall be personally liable to the Registrant or its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of the Section 300 of Chapter 78 of the Nevada Revised Statutes. The Amended and Restated Articles of Incorporation further provide that the liability of directors and officers of the Registrant shall be eliminated or limited to the fullest extent authorized by Nevada law, as amended.

The Registrant’s Amended and Restated Bylaws, as well as individual indemnification agreements the Registrant has entered into with directors of the corporation:

•                  provide for mandatory indemnification, to the fullest extent permitted by law, of any present or former director or officer of the Registrant or any of its affiliates or subsidiaries who has served as such a director or officer on or after November 5, 2008 (each, an indemnitee) for all expenses, liabilities, losses or other specified amounts resulting from a legal proceeding arising from any occurrence that takes place after November 5, 2008 and that relates to the fact that such indemnitee is or was a director or officer of the Registrant or any of its affiliates or subsidiaries or at the request of the Registrant served in one of several specified capacities with respect to another entity;

•                  provide that the Registrant is not required to indemnify an indemnitee in connection with any legal proceeding initiated by the indemnitee except under certain specified circumstances;

•                  require the advancement of expenses to an indemnitee upon receipt of an undertaking by the indemnitee to repay if it is ultimately determined that the indemnitee is not entitled to be indemnified by the Registrant;

•                  provide that (1) when making a determination of whether an indemnitee is entitled to indemnification under the Amended and Restated Bylaws, there is a presumption that the indemnitee is entitled to indemnification and the Registrant has the burden of proof to overcome that presumption, and (2) that, in an indemnitee’s lawsuit to enforce his or her right to indemnification under the Amended and Restated Bylaws, the Registrant must prove with clear and convincing evidence that the indemnitee is not entitled to indemnification;

•                  require the Registrant to indemnify an indemnitee for expenses (and, if requested by an indemnitee, to advance such expenses on such terms and conditions as the Board deems appropriate) that are incurred by an indemnitee in a lawsuit to enforce the indemnitee’s indemnification rights under the Amended and Restated Bylaws;

•                  provide that rights to indemnification under the Amended and Restated Bylaws are non-exclusive, have certain survival rights and are deemed to be contractual rights; and

•                  provide that the Registrant has the power to purchase insurance or make other financial arrangements on behalf of an indemnitee for any liability and any related expenses, except that no such financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

In addition, the Registrant has purchased insurance coverage to insure its directors and officers against certain liabilities that they may incur in their capacity as such.

 See “Item 17. Undertakings” for a description of the SEC’s position regarding indemnification for Securities Act liabilities.

Item 16.  Exhibits

A list of exhibits filed with this registration statement is set forth on the Exhibit Index following the signature pages and is incorporated herein by reference.

Item 17.  Undertakings

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)         each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)        each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 27, 2012.

TENET HEALTHCARE CORPORATION

By:	/s/ Daniel J. Cancelmi
Daniel J. Cancelmi
Chief Financial Officer
(Principal Financial Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Trevor Fetter, Daniel J. Cancelmi and Tyler C. Murphy, acting alone, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: November 27, 2012	By:	/s/ Trevor Fetter
Trevor Fetter
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date: November 27, 2012	By:	/s/ R. Scott Ramsey
R. Scott Ramsey
Vice President and Controller
(Principal Accounting Officer)

Date: November 27, 2012	By:	/s/ John Ellis Bush
John Ellis Bush
Director

Date: November 27, 2012	By:	/s/ Brenda J. Gaines
Brenda J. Gaines
Director

Date: November 27, 2012	By:	/s/ Karen M. Garrison
Karen M. Garrison
Director

Date: November 27, 2012	By:	/s/ Edward A. Kangas
Edward A. Kangas
Director

Date: November 27, 2012	By:	/s/ Floyd D. Loop, M.D.
Floyd D. Loop, M.D.
Director

Date: November 27, 2012	By:	/s/ Richard R. Pettingill
Richard R. Pettingill
Director

Date: November 27, 2012	By:	/s/ Ronald A. Rittenmeyer
Ronald A. Rittenmeyer
Director

Date: November 27, 2012	By:	/s/ James A. Unruh
James A. Unruh
Director

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Underwriting Agreement
3.1

Amended and Restated Articles of Incorporation of the Registrant, as amended and restated May 8, 2008 (Incorporated by reference to Exhibit 3(a) to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed August 5, 2008)

3.2

Certificate of Designation for 7.00% Mandatory Convertible Preferred Stock, par value $0.15 per share, dated September 24, 2009 (Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K, dated September 22, 2009 and filed September 25, 2009)

3.3

Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock, par value $0.15 per share, dated January 7, 2011 (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, dated and filed January 7, 2011)

3.4

Certificate of Change Pursuant to NRS 78.209, filed with the Nevada Secretary of State, dated October 10, 2012 (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, dated October 10, 2012 and filed October 11, 2012)

3.5

Amended and Restated Bylaws of the Registrant, as amended and restated effective January 7, 2011 (Incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K, dated and filed January 7, 2011)

4.1

Indenture, dated as of November 6, 2001, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001)

4.2

Third Supplemental Indenture, dated as of November 6, 2001, between the Registrant and The Bank of New York, as trustee, relating to 67/8% Senior Notes due 2031 (Incorporated by reference to Exhibit 4.4 to Registrant’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001)

4.3

Fourth Supplemental Indenture, dated as of March 7, 2002, between the Registrant and The Bank of New York, as trustee, relating to 6 1/2% Senior Notes due 2012 (Incorporated by reference to Exhibit 4.3 to Registrant’s Current Report on Form 8-K, dated and filed March 7, 2002)

4.4

Sixth Supplemental Indenture, dated as of January 28, 2003, between the Registrant and The Bank of New York, as trustee, relating to 7 3/8% Senior Notes due 2013 (Incorporated by reference to Exhibit 4.3 to Registrant’s Current Report on Form 8-K, dated January 28, 2003 and filed January 31, 2003)

4.5

Seventh Supplemental Indenture, dated as of June 18, 2004, between the Registrant and The Bank of New York, as trustee, relating to 9 7/8% Senior Notes due 2014 (Incorporated by reference to Exhibit 4(a) to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed August 3, 2004)

4.6

Eighth Supplemental Indenture, dated as of January 28, 2005, between the Registrant and The Bank of New York, as trustee, relating to 9 1/4% Senior Notes due 2015 (Incorporated by reference to Exhibit 4(g) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 8, 2005)

4.7

Tenth Supplemental Indenture, dated as of March 3, 2009, by and among the Registrant, The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, and the guarantors party thereto, relating to 10% Senior Secured Notes due 2018 (Incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K, dated March 3, 2009 and filed March 5, 2009)

4.8

Eleventh Supplemental Indenture, dated as of June 15, 2009, by and among the Registrant, The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, and the guarantors party thereto, relating to 87/8% Senior Secured Notes due 2019 (Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K, dated June 15, 2009 and filed June 16, 2009)

4.9

Twelfth Supplemental Indenture, dated as of August 17, 2010, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, relating to 8% Senior Notes due 2020 (Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K, dated and filed August 17, 2010)

4.10

Thirteenth Supplemental Indenture, dated as of November 21, 2011, to Ninth Supplemental Indenture, dated as of March 3, 2009, by and among the Registrant, The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, and the guarantors party thereto, relating to 9%

Senior Secured Notes due 2015 (Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K, dated November 21, 2011 and filed November 22, 2011)
4.11

Fourteenth Supplemental Indenture, dated as of November 21, 2011, by and among the Registrant, The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, and the guarantors party thereto, relating to 6 1/4% Senior Secured Notes due 2018 (Incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K, dated November 21, 2011 and filed November 22, 2011)

4.12

Fifteenth Supplemental Indenture dated as of October 16, 2012 among the Registrant, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated and filed October 16, 2012)

4.13

Sixteenth Supplemental Indenture dated as of October 16, 2012 between the Registrant and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated and filed October 16, 2012)

4.14

Exchange and Registration Rights Agreement dated as of October 16, 2012, by and among the Registrant, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers, and the guarantors party thereto. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated and filed October 16, 2012)

4.15

Exchange and Registration Rights Agreement dated as of October 16, 2012, by and among the Registrant, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Scotia Capital (USA) Inc. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated and filed October 16, 2012)

4.16**	Form of Common Stock Certificate
4.17*	Form of Preferred Stock Certificate
4.18*	Form of Certificate of Designation of Preferred Stock
4.19*	Form of Note
4.20*	Form of Warrant Agreement
4.21*	Form of Purchase Contract
4.22*	Form of Unit Agreement and Certificate
5.1**	Opinion of Woodburn and Wedge
5.2**	Opinion of Gibson, Dunn & Crutcher LLP
12.1**	Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends
23.1**	Consent of Woodburn and Wedge (Included in Exhibit 5.1)
23.2**	Consent of Gibson, Dunn & Crutcher LLP (Included in Exhibit 5.2)
23.3**	Consent of Deloitte & Touche LLP
24.1**	Power of Attorney (Included on the signature page to the registration statement)
25.1**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A.

*                 To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

**          Filed herewith.